Exhibit 10.2

ZEVIA PBC

REGISTRATION RIGHTS AGREEMENT

October 22, 2026

TABLE OF CONTENTS

Page

SECTION 1 DEFINITIONS		1
1.1.	Certain Definitions	1
SECTION 2 REGISTRATION RIGHTS		5
2.1.	Requested Registration	5
2.2.	Company Registration	8
2.3.	Registration on Form S-3	11
2.4.	Expenses of Registration	12
2.5.	Registration Procedures	12
2.6.	Indemnification	15
2.7.	Information by Holder	17
2.8.	Permitted Transferees	17
2.9.	Rule 144 Reporting	17
2.10.	Lock-Up Agreements	18
2.11.	Delay of Registration	19
2.12.	Company Information Requests	19
2.13.	Termination of Registration Rights	19
SECTION 3 MISCELLANEOUS		20
3.1.	Amendment	20
3.2.	Notices	20
3.3.	Governing Law	21
3.4.	Successors and Assigns	21
3.5.	Entire Agreement	21
3.6.	Delays or Omissions	21
3.7.	Severability	22
3.8.	Titles and Subtitles	22
3.9.	Counterparts	22
3.10.	Telecopy Execution and Delivery	22
3.11.	Jurisdiction; Venue	22
3.12.	WAIVER OF JURY TRIAL	23
3.13.	Further Assurances	23
3.14.	Conflict	23
3.15.	Attorneys’ Fees	23
3.16.	Aggregation of Securities	24
3.17.	Certain Interpretive Matters	24

i

ZEVIA PBC

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is dated as of October 22, 2026, and is by and between Zevia PBC, a Delaware public benefit corporation (the “Company”), and Bubble Holdings, LLC, a Delaware limited liability company and Affiliate of GP Investments, Ltd. (“GP” or the “Original Holder”).

RECITALS

A.         The Company and GP are parties to a Securities Purchase Agreement, dated as of October 22, 2026 (as amended from time to time, the “Purchase Agreement”), pursuant to which the Company is selling to GP, and GP is purchasing from the Company, an aggregate of 20,000 shares of the Series A Senior Convertible Preferred Stock of the Company (the “Series A Preferred Stock”).

B.        The parties believe that it is in each of their best interests to execute and deliver this Agreement setting forth their agreements regarding registration rights concurrently with the execution of the Purchase Agreement.

The parties therefore agree as follows:

SECTION 1

DEFINITIONS

1.1.    Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a)    “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person, including any investment fund, vehicle or account sponsored or managed by such Person or any other Person that controls, is controlled by, or is under common control with such Person (for clarity, an investment fund, vehicle or account shall be deemed to be an “Affiliate” of all other investment funds, vehicles and accounts under common management, directly or indirectly, with such Person); provided, however, that in no event shall any portfolio company managed by an Affiliate of GP be considered to be an Affiliate of GP, as applicable. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

(b)    “Agreement” has the meaning set forth in the Preamble.

(c)    “ATM” has the meaning set forth in Section 2.2(f).

(d)    “automatic shelf registration statement” has the meaning set forth in Section 2.5(b).

(e)    “Beneficial Ownership” has the same meaning given to it in Section 13(d) under the Exchange Act and the rules thereunder, except that, for purposes of this Agreement, no Person shall Beneficially Own any shares of Class A Common Stock to be issued upon the exercise of options, warrants, restricted stock units or similar rights granted pursuant to the Company’s equity compensation plans, unless and until such shares are actually issued. The term “Beneficially Own” has a correlative meaning.

(f)    “Board” means the board of directors of the Company.

(g)    “Business Day” means any calendar day other than a Saturday, Sunday or other day on which the Commission or commercial banks in New York, New York or Los Angeles, California are authorized or required by law to close.

(h)    “Class A Common Stock” means the Class A common stock, par value $0.001 per share, of the Company.

(i)    “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(j)    “Company” has the meaning set forth in the Preamble.

(k)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(l)    “Filing Deadline” has the meaning set forth in Section 2.3(f).

(m)    “GP” has the meaning set forth in the Preamble.

(n)    “Holder” or “Holders” means the Original Holder and any other Person to whom Registrable Securities are transferred in accordance with the Purchase Agreement and this Agreement, including any Affiliate or qualified institutional buyer transferee.

(o)    “Indemnified Party” has the meaning set forth in Section 2.6(c).

(p)    “Indemnifying Party” has the meaning set forth in Section 2.6(c).

(q)    “Initiating Holders” means any Holder or Holders Beneficially Owning in the aggregate not less than twenty percent (20%) of the Registrable Securities then outstanding (as such number may be adjusted in respect of any stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other reorganization).

(r)    “Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

(s)    “Original Holder” has the meaning set forth in the Preamble.

(t)    “Other Selling Equity Holders” mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(u)    “Other Shares” mean equity interests in the Company, including, any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution for such equity interests, by reason of any distribution, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.

(v)    “Person” or “person” means any individual, organization, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, estate, association, governmental entity or other legal entity or organization.

(w)    “Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments and supplements, and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.

(x)    “Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form).

(y)    “Purchase Agreement” has the meaning set forth in the Recitals.

(z)    “Registrable Securities” mean (i) all shares of Class A Common Stock issued or issuable upon conversion of the Series A Preferred Stock issued pursuant to the Purchase Agreement (including in respect of accrued and accreted payment-in-kind dividends) and (ii) all shares of Class A Common Stock directly or indirectly issued or then issuable with respect to such securities by way of unit or stock dividend or unit or stock split, or in connection with a combination of units or shares, recapitalization, merger, consolidation or other reorganization of any shares of Series A Preferred Stock issued pursuant to the Purchase Agreement. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (w) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (x) such securities shall have been transferred pursuant to Rule 144, (y) such securities are actually available for immediate sale by the applicable Holder under Rule 144 without any volume, manner-of-sale or current-public-information restriction thereunder, or (z) such securities shall have ceased to be outstanding.

(aa)    The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(bb)    “Registration Expenses” mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, FINRA filing fees, listing fees, printing expenses, escrow fees, roadshow and marketing expenses, fees and disbursements of counsel for the Company and one special counsel for the Holders (the fees for such special counsel not to exceed $75,000 per registration or takedown), blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, and the Company’s transfer agent fees, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(cc)    “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the Commission under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement (including pre- and post-effective amendments) and all exhibits and material incorporated by reference in such registration statement, other than a registration statement (and related Prospectus) filed on Form S-4 or Form S-8 or any successor forms thereto.

(dd)    “Restricted Securities” mean any Registrable Securities that are required to bear a restrictive legend under the Securities Act or that are subject to restrictions notated in the records of the Company or in instructions to the Company’s transfer agent.

(ee)    “Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(ff)   “Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(gg)    “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(hh)    “Selling Expenses” mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(ii)    “Series A Preferred Stock” has the meaning set forth in the Recitals.

(jj)    “Transfer” means, with respect to any Registrable Security, any interest therein, or any other securities or equity interests relating thereto, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition thereof, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. “Transferred” shall have a correlative meaning.

(kk)    “Valid Business Reason” has the meaning set forth in Section 2.1(c)(i).

(ll)    “WKSI” has the meaning set forth in Section 2.5(b).

SECTION 2

REGISTRATION RIGHTS

2.1.    Requested Registration.

(a)    Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of by such Initiating Holders), the Company will:

(i)    promptly give written notice of the proposed registration to all other Holders; and

(ii)    as soon as practicable, file and use its reasonable best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) Business Days after such written notice from the Company is mailed or delivered.

(b)    Limitations on Requested Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.1:

(i)    During any period in which such Holder is subject to a lock-up agreement entered into pursuant to Section 2.10(a);

(ii)    At any time when a registration statement covering all Registrable Securities held by the Initiating Holders remains effective; provided that this Section 2.1(b)(ii) shall not otherwise affect the Company’s obligation to effect an underwritten shelf take-down of any of the Registrable Securities registered on such shelf pursuant to a request made pursuant to this Section 2.1;

(iii)    In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv)    After the Initiating Holders have initiated two (2) demand registrations pursuant to this Section 2.1; provided that, for purposes of this clause (iv), a demand registration shall not be counted against such limit if such registration was withdrawn (A) at the Company’s request or direction, (B) as a result of a Valid Business Reason deferral under Section 2.1(c), or (C) because of material adverse information relating to the Company that was not known or reasonably available to the requesting Holders at the time of their request;

(v)    During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that (A) the Company has delivered written notice of such Company-initiated registration to the Holders prior to its receipt of the applicable request pursuant to Section 2.1(a), (B) the Company is actively employing in good faith reasonable best efforts to cause such Registration Statement to become effective and, following effectiveness, to consummate the offering contemplated thereby, and (C) the Company may not invoke this Section 2.1(b)(v) (together with Section 2.1(b)(vii)) more than once in any twelve (12)-month period;

(vi)    If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3;

(vii)    During the ninety (90)-day period following the Company’s filing of a Registration Statement (other than Form S-8 or Form S-4 or any successor thereto), initiated by the Company for its own account that has not yet become effective; provided that any period under this Section 2.1(b)(vii) shall run concurrently with, and shall count toward the limitation set forth in, Section 2.1(b)(v).

(c)    Deferral.

(i)    If any registration of Registrable Securities would require disclosure of information not otherwise then required by law to be publicly disclosed and, in the good faith judgment of the Board, such disclosure is reasonably likely to adversely affect any material financing, acquisition, corporate reorganization or merger or other material transaction or event involving the Company or otherwise have a material adverse effect on the Company (a “Valid Business Reason”), the Company may postpone or withdraw a filing of a Registration Statement (or prospectus supplement) or direct that Holders discontinue sales thereunder for the shortest period of time determined in good faith by the Company to be necessary and in any event only until such Valid Business Reason no longer exists, but in no event shall the Company avail itself of such right for more than one hundred twenty (120) days in the aggregate in any period of three hundred sixty-five (365) consecutive days or more than ninety (90) consecutive days in any one suspension, and the Company shall not avail itself of such right more than three (3) times in any twelve (12)-month period. Any such suspension shall apply equally to all Holders and to the Company. The Company shall give notice to the participating Holder(s) promptly after the occurrence of the suspension or withdrawal and promptly after the Valid Business Reason no longer exists.

(ii)    If the Company shall give any notice of postponement or withdrawal of any Registration Statement or any instruction to discontinue selling pursuant to Section 2.1(c)(i) above, the Company shall not register the resale of any equity security of the Company during the period of postponement or withdrawal. Each Holder agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement or instruct a discontinuance of sales pursuant to Section 2.1(c)(i) above, such Holder will discontinue its disposition of Registrable Securities pursuant to such Registration Statement. If the Company shall have withdrawn or prematurely terminated a Registration Statement filed under Section 2.1(a), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new Registration Statement (or prospectus supplement) covering the Registrable Securities covered by the withdrawn Registration Statement and such Registration Statement shall have been declared effective and shall not have been withdrawn or a new prospectus supplement covering the Registrable Securities shall have been filed and shall be available for the disposition of the relevant Registrable Securities in accordance with the plan of distribution set forth therein. If the Company shall give any notice of withdrawal or postponement of a registration statement (or prospectus supplement) or suspension of selling pursuant to clause Section 2.1(c)(i) above, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists, the Company shall use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed Registration Statement in accordance with this Section 2.1, and in no event later than sixty (60) days after the date of the withdrawal or postponement.

(d)    Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.

(e)    Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in such registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders, subject to the Company’s consent, not to be unreasonably withheld, conditioned or delayed.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be included shall be allocated as follows: (i) first, to holders of Other Shares who are entitled to first-priority cutback treatment under the terms of a registration rights agreement with the Company in effect as of the date hereof (and solely to the extent required by such agreement); (ii) second, to the Holders requesting inclusion, up to the full number of Registrable Securities requested to be included by such Holders (and, if the number of shares that may be underwritten is less than the aggregate number so requested by such Holders, among such Holders pro rata based on the number of Registrable Securities requested by each); (iii) third, to the remaining Other Selling Equity Holders (other than those described in clause (i)) requesting inclusion, pro rata based on the number of Other Shares requested by each; and (iv) fourth, to the Company, which the Company may allocate, at its discretion, for its own account or for the account of other holders or employees of the Company. In no event shall the number of Registrable Securities or Other Shares underwritten in such registration be limited unless and until all shares held by persons other than Holders or Other Selling Equity Holders, including the Company, are completely excluded from such offering. Notwithstanding the foregoing, if, as a result of any limitation on the number of shares to be underwritten pursuant to this Section 2.1(e), the Holders are unable to include in such offering at least eighty percent (80%) of the Registrable Securities that the Holders requested to be included therein, then, at the election of the Initiating Holders (to be given in writing to the Company within five (5) Business Days of the underwriters’ advice regarding such limitation), such offering shall not be counted as a demand registration initiated for purposes of Section 2.1(b)(iv).

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Equity Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Equity Holders requesting additional inclusion, as set forth above.

(f)    Conditions to Participation. No Person may participate in any underwritten offering hereunder unless that Person agrees to sell the Registrable Securities it desires to have covered by the applicable Registration Statement on the basis provided in any underwriting arrangements in customary form and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of the underwriting arrangements. Further, registrations pursuant to this Section 2.1 shall be on the appropriate registration form of the Commission for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which form shall be selected by the Company and shall be reasonably acceptable to the Original Holder.

2.2.    Company Registration.

(a)    Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Sections 2.1 or 2.3, a registration on Form S-4 or Form S-8 or any successor form to such forms, a registration relating solely to employee benefit plans, a registration solely for the registration of securities issuable upon the conversion, exchange or exercise of any then outstanding security of the Company, a registration relating to a dividend reinvestment plan, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i)    promptly give written notice of the proposed registration to all Holders; and

(ii)    use its reasonable best efforts to include in such registration (and any related qualification under blue sky laws or other compliance) or Public Offering, except as set forth in Section 2.2(c) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) Business Days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b)    Limitations on Company Registration. The Company shall not be required to provide a written notice pursuant to Section 2.2(a) to Holders with respect to any Registrable Securities that are already registered pursuant to an effective Registration Statement.

(c)    Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to include their Registrable Securities in such registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Selling Equity Holders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may limit the number of securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of securities entitled to be included shall be allocated as follows: (i) first, to the Company for securities being sold for its own account in a primary offering only; (ii) second, to holders of Other Shares who are entitled to priority cutback treatment under the terms of a registration rights agreement with the Company in effect as of the date hereof (and solely to the extent required by such agreement); (iii) third, to the Holders and the remaining Other Selling Equity Holders (other than those described in clause (ii)) as a single class, pro rata based on the number of securities requested to be included by each such Holder and Other Selling Equity Holder.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.2(c), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

(d)    Conditions to Participation. No Person may participate in any underwritten offering hereunder unless that Person agrees to sell the Registrable Securities it desires to have covered by the applicable Registration Statement on the basis provided in any underwriting arrangements in customary form and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of the underwriting arrangements.

(e)    Right to Terminate Registration.

(i)    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(ii)    Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement (or prospectus supplement) pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw. Such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration. Such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

(f)    ATM Program. Notwithstanding anything in this Section 2.2 to the contrary, no Holder shall have any right to include Registrable Securities in any offering by the Company of Class A Common Stock executed pursuant to any “at the market” program (“ATM”) that the Company may have in effect from time to time on or after the date of this Agreement; provided that the Company shall not conduct ATM sales during any such period while GP’s Registrable Securities are subject to any (i) lock-up; provided, however, for the avoidance of doubt, the transfer restrictions set forth in Section 6.1 of the Purchase Agreement shall not apply to, limit or otherwise restrict the prohibition on the Company’s use of ATM as set forth in this Section 2.2(f)), (ii) the Company’s holdback pursuant to Section 2.10, (iii) during any Valid Business Reason suspension, or (iv) during any period in which the Company is actively effecting any registration, shelf takedown or registered block trade pursuant to Section 2.1, Section 2.3(f), or Section 2.3(g).

2.3.    Registration on Form S-3.

(a)    Request for Form S-3 Registration. The Company shall use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short-form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Sections 2.1(a)(i) and 2.1(a)(ii).

(b)    Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3 in the circumstances described in Section 2.1(b)(i), Section 2.1(b)(ii) or Section 2.1(b)(iii).

(c)    Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d)    Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

(e)    Conditions to Participation. No Person may participate in any underwritten offering hereunder unless that Person agrees to sell the Registrable Securities it desires to have covered by the applicable Registration Statement on the basis provided in any underwriting arrangements in customary form and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of the underwriting arrangements.

(f)    Resale Shelf Registration. Notwithstanding anything to the contrary herein, the Company shall not be obligated to comply with this Section 2.3(f) until the date that is three (3) months prior to the expiration of the period in which transfers are restricted under Section 6.1 of the Purchase Agreement (such date, the “Registration Commencement Date”). The Company shall (i) no later than the Registration Commencement Date (as used in the context, the “Filing Deadline”), file with the Commission a resale shelf Registration Statement on Form S-3 (or, if the Company is not then eligible to use Form S-3, Form S-1 or another available form) covering the resale of all Registrable Securities; (ii) use reasonable best efforts to cause such Registration Statement to be declared effective no later than sixty (60) days after the Filing Deadline (or ninety (90) days after the Filing Deadline if such Registration Statement is subject to review by the Commission); (iii) keep such Registration Statement continuously effective until the earlier of the date on which all Registrable Securities covered thereby have been sold and the date on which no Registrable Securities remain outstanding, including by filing successor shelf Registration Statements as necessary; and (iv) subject to Section 2.3(g), permit underwritten and non-underwritten shelf takedowns and registered block trades. In connection with each such shelf takedown or registered block trade, the Company shall use reasonable best efforts to cooperate in customary marketing, due diligence, management availability, comfort letter and legal opinion processes.

(g)    Shelf Takedowns and Registered Block Trades. At the written request of GP or any other Holder, the Company shall use reasonable best efforts to effect an underwritten shelf takedown or registered block trade with no minimum offering size; provided that GP or any other Holder shall not be entitled to request (i) more than one (1) underwritten shelf takedown during any calendar quarter or (ii) more than two (2) registered block trades during any twelve (12)-month period, it being understood that registered block trades shall not count against the limitation set forth in the foregoing clause (i); provided, further, that, solely during the Lock-Up Period (as defined in the Purchase Agreement), registered block trades shall be subject to Section 6.1 of the Purchase Agreement. The Company shall use reasonable best efforts to file any required prospectus supplement within three (3) Business Days after receiving the information reasonably required for that filing.

2.4.    Expenses of Registration.

All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company regardless of whether the applicable registration becomes effective or is withdrawn; provided that all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.5.    Registration Procedures.

In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its reasonable best efforts to:

(a)    Except as otherwise provided in Section 2.3(f), keep such registration effective for a period ending on the earlier of the date which is one hundred eighty (180) days from the effective date of the Registration Statement or such time as the Holder or Holders have completed the distribution described in the Registration Statement relating thereto; provided, however, that (i) such one hundred eighty (180) day period shall be extended for a period of time equal to the period the Holder(s) refrain from selling any securities included in such registration at the request of an underwriter of Class A Common Stock of the Company and (ii) in the case of any shelf Registration Statement covering Registrable Securities intended to be offered on a continuous or delayed basis, the Company shall keep the Registration Statement effective until the earlier of (A) the date all such Registrable Securities have been sold and (B) the date no Registrable Securities remain outstanding, including by filing successor shelf Registration Statements as necessary;

(b)    To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for registration is submitted to the Company in accordance with Section 2.3, (i) if so requested, file an automatic shelf Registration Statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) to effect such registration, and (ii) remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) for a period during which such automatic shelf registration statement is required to remain effective in accordance with this Agreement.

(c)    Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 2.5(a) above;

(d)    Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment or supplement to the prospectus, as a Holder from time to time may reasonably request;

(e)    Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f)    Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(g)    If at any time when the Company is required to re-evaluate its WKSI status for purposes of an automatic shelf registration statement used to effect a request for registration in accordance with Section 2.3 (i) the Company determines that it is not a WKSI, (ii) the registration statement is required to be kept effective in accordance with this Agreement, and (iii) the registration rights of the applicable Holders have not terminated, promptly amend the registration statement onto a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(h)    If (i) a registration made pursuant to a shelf registration statement is required to be kept effective in accordance with this Agreement after the third anniversary of the initial effective date of the shelf registration statement and (ii) the registration rights of the applicable Holders have not terminated, file a new registration statement with respect to any unsold Registrable Securities subject to the original request for registration prior to the end of the three-year period after the initial effective date of the shelf registration statement, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(i)    Use its reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and reasonably satisfactory to such underwriters and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(j)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement not later than the effective date of such registration;

(k)    Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(l)    Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(m)    In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1, enter into an underwriting agreement, provided such underwriting agreement contains reasonable and customary provisions, and provided, further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(n)    Provide GP and its counsel a reasonable opportunity to review and comment on any Registration Statement, Prospectus or Issuer Free Writing Prospectus that names GP or includes information regarding GP before filing, and not name GP as an underwriter or make any disclosure regarding GP without GP’s prior written consent, except to the extent required by applicable law after reasonable consultation with GP;

(o)    Promptly notify GP of any stop order, suspension or Commission comment affecting GP’s Registrable Securities and use reasonable best efforts to obtain withdrawal of any such stop order or suspension and resolve any such comment; and

(p)    Cooperate in the timely removal of restrictive legends and delivery of Registrable Securities in book-entry form, free of restrictive legends, upon sale under a Registration Statement or pursuant to Rule 144, in each case when legally permitted;

2.6.    Indemnification.

(a)    The Company will indemnify and hold harmless each Holder, each of its officers, directors, members, and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any Registration Statement under which such Registrable Securities are registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, the Exchange Act, any state securities laws, any rule or regulation thereunder or any rule of any securities exchange applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, members, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, members, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)    Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, members and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any Registration Statement under which such Registrable Securities are registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, members, partners, legal counsel, accountants, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c)    Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that the Indemnifying Party may select counsel to conduct the defense, and the Indemnified Party may retain separate counsel at the Indemnifying Party’s expense if the Indemnified Party reasonably determines that an actual or potential conflict of interest exists or if the Indemnifying Party fails to assume the defense promptly; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)    If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.6(d) to contribute any amount in excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions as they relate to underwriters and their controlling persons, the provisions in the underwriting agreement shall control.

2.7.    Information by Holder.

Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8.    Permitted Transferees.

Subject to Section 6.1 and Section 6.2 of the Purchase Agreement, the rights of a Holder hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Registrable Securities in any Permitted Transfer (as defined in the Purchase Agreement), including a Transfer to an Affiliate or qualified institutional buyer. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 2.8 will be effective unless the transferee, if not already a Holder, has delivered to the Company a customary written joinder acknowledging and agreeing to be bound by, and to be a party to, this Agreement. Any transferee to whom rights are transferred pursuant to this Section 2.8 may assign those rights onward on the same terms in connection with any subsequent Permitted Transfer, subject in each case to delivery of a customary joinder.

2.9.    Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)    Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)    File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c)    So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

(d)    Following the date on which any Registrable Securities become eligible for sale without registration under Rule 144 and the Holder is not, and has not been during the preceding three (3) months, an “affiliate” of the Company (as defined in Rule 144), as reasonably supported by a customary written representation of the Holder or, at the Holder's election, an opinion of counsel to the Holder, upon the request of any Holder, the Company shall, at its expense, as soon as practicable, and in any event within five (5) Business Days, deliver or cause to be delivered all legal opinions, instruction letters, authorizations, certificates and other documents required by the Company’s transfer agent to (i) remove any restrictive legend from, and (ii) withdraw any stop-transfer instruction with respect to, such Registrable Securities, and shall cause such Registrable Securities to be delivered in book-entry form free of any restrictive legend and, if requested by the Holder, eligible for settlement through the facilities of The Depository Trust Company. The Company shall not condition the removal of any restrictive legend (or, in the case of certificated shares, the issuance of a replacement certificate without such legend or the conversion to book-entry form) on the delivery of any opinion of counsel to the Holder, the surrender or return of the original stock certificate (except to the extent required by the Company’s transfer agent for processing), or any representation or covenant beyond a customary seller representation as to compliance with Rule 144.

2.10.    Lock-Up Agreements.

(a)    Each Holder agrees, to the extent requested in writing by the managing underwriters, if any, not to sell, Transfer, pledge, contract to sell, grant any option to purchase, enter into any swap or arrangement that Transfers to another any of the economic consequences of ownership of such securities or otherwise dispose of, indirectly or directly, including any sale pursuant to Rule 144, any Class A Common Stock or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company other than as part of such underwritten Public Offering, during a period not to exceed ninety (90) days. No Holder shall be subject to more than one such lock-up in any twelve (12)-month period. The foregoing shall not restrict transfers to Affiliates, transfers of Series A Preferred Stock, pledges, or any Transfer permitted under the Purchase Agreement. No Holder shall be subject to a lock-up unless all directors, executive officers and holders of five percent (5%) or more of the Class A Common Stock are subject to substantially identical restrictions. Any waiver or early release granted to any other person shall automatically apply pro rata to the applicable Holder, and any waiver or early release granted to any other person shall be deemed to apply to such Holder to the same extent and at the same time.

(b)    The Company agrees, to the extent requested in writing by the managing underwriters, that, in connection with any underwritten offering in which GP participates, including any underwritten shelf takedown or registered block trade, it shall not sell, transfer, pledge, contract to sell, grant any option to purchase, or otherwise dispose of any Class A Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company, other than as part of such underwritten Public Offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is then in effect, or upon the conversion, exchange or exercise of any then outstanding securities of the Company, including the Series A Preferred Stock, until a period of ninety (90) days shall have elapsed from the pricing date of such underwritten offering. This Company holdback shall apply whether or not a request for registration has previously been made pursuant to Section 2.1 and shall not include any exception for sales pursuant to an ATM .

2.11.    Delay of Registration.

No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2; provided, however, that this limitation shall not restrict any Holder’s right to seek specific performance or injunctive relief to enforce the Company’s obligations under this Agreement or to prevent the inclusion of disclosure regarding such Holder to which such Holder has not consented.

2.12.    Company Information Requests.

Without limiting Section 2.7, the Company may require each seller of Registrable Securities as to which any registration or sale is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing, and the Company may exclude from such registration or sale the Registrable Securities of any such Holder who unreasonably fails to furnish the requested information within a reasonable time after receiving such request. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

2.13.    Termination of Registration Rights.

This Agreement shall terminate upon the date on which no Holder (including any permitted transferee under Section 2.8) holds any Registrable Securities, except for the provisions of Sections 2.4, 2.6, 2.9 and 2.11, which shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach or Registration Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 2.6 hereof shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

SECTION 3

MISCELLANEOUS

3.1.    Amendment.

This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Holders of a majority of the Registrable Securities under this Agreement; provided, however, that any amendment, modification, extension or termination that disproportionately and adversely affects any Holder shall require the prior written consent of such Holder. Each such amendment, modification, extension or termination shall be binding upon each party hereto. In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party.

3.2.    Notices.

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a)    if to any Holder, to such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address of the last holder of such shares for which the Company has contact information in its records; or

(b)    if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 15821 Ventura Boulevard, Los Angeles, CA 91436, or at such other current address as the Company shall have furnished to the Holders, with a copy (which shall not constitute notice) to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, Attention: Suni Sreepada.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one Business Day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next Business Day.

Subject to the limitations set forth in Delaware General Corporation Law § 232(e), each Holder consents to the delivery of any notice to Holders given by the Company under the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number for the Holder in the Company’s records, (ii) electronic mail to the electronic mail address for the Holder in the Company’s records, (iii) posting on an electronic network together with separate notice to the Holder of such specific posting or (iv) any other form of electronic transmission (as Delaware General Corporation Law permits) directed to the Holder. This consent may be revoked by a Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law § 232.

3.3.    Governing Law.

This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

3.4.    Successors and Assigns.

Except as otherwise provided herein and subject to Section 2.8, this Agreement, and any and all rights, duties and obligations hereunder, may be assigned, transferred, delegated or sublicensed by a Holder without the prior written consent of the Company . Any assignment, transfer, delegation or sublicense made in accordance with Section 2.8 shall be valid and effective and shall not be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.5.    Entire Agreement.

This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

3.6.    Delays or Omissions.

Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

3.7.    Severability.

If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

3.8.    Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections and paragraphs shall, unless otherwise provided, refer to sections and paragraphs hereof.

3.9.    Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

3.10.    Telecopy Execution and Delivery.

A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

3.11.    Jurisdiction; Venue.

Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware and the County of New Castle for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts or to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 3.2 hereof is reasonably calculated to give actual notice.

3.12.    WAIVER OF JURY TRIAL.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 3.12 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.12 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

3.13.    Further Assurances.

Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts as may be necessary to more fully effectuate this Agreement.

3.14.    Conflict.

In the event of any conflict between the terms of this Agreement and the Purchase Agreement, the terms of this Agreement will control with respect to registration rights, registration procedures, transfers of Registrable Securities and remedies relating thereto, and the Purchase Agreement will control with respect to all other matters.

3.15.    Attorneys’ Fees.

In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

3.16.    Aggregation of Securities.

All securities held or acquired by a Person and its Affiliates shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

3.17.    Certain Interpretive Matters.

(a)    Unless the context of this Agreement otherwise requires:

(i)    words of any gender include each other gender;

(ii)    words using the singular or plural number also include the plural or singular number, respectively;

(iii)    the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement;

(iv)    except as otherwise indicated, all references herein to “Sections” are Sections of this Agreement;

(v)    the term “or” has, except as otherwise indicated, the inclusive meaning represented by the phrase “and/or”; and

(vi)    the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(b)    The Table of Contents, headings and other titles contained herein are inserted only as a matter of convenience and in no way define, limit, extend or interpret the scope of this Agreement or any particular Section hereof.

(signature pages follow)

The parties are signing this Registration Rights Agreement as of the date stated in the introductory clause.

ZEVIA PBC,
a Delaware public benefit corporation

By:	/s/ Alexandre Ruberti
Name: Alexandre Ruberti
Title: Chief Executive Officer

BUBBLE HOLDINGS, LLC

By:	/s/ Antonio Bonchristiano
Name: Antonio Bonchristiano
Title: Director

By:	/s/ Rodrigo Boscolo
Name: Rodrigo Boscolo
Title: Director

[Signature Page – Registration Rights Agreement]